AMENDMENT TO
                            EMPLOYMENT AGREEMENT AND
                               PURCHASE AGREEMENT


REFERENCE IS MADE to that certain Employment Agreement dated November 13, 1998 by and between Diamond Key Homes, Inc., and Larison P. Clark (the "Employment Agreement"), and that certain Stock and Membership Interest Purchase Agreement dated October 7, 1998 by and between Diamond Key Homes, Inc., Diamond Key Construction, LLC, Larison P. Clark, Lisa Clark, and Saxton Incorporated (the "Purchase Agreement"). Unless otherwise indicated, capitalized terms used herein shall have the same meaning ascribed to such terms on the agreements.

                                    RECITALS

A. WHEREAS, Executive and the Company have agreed to terminate Executive's employment relationship, effective December 31, 1999 (the "Separation Date");

B. WHEREAS, Seller has agreed to finance, on terms set forth below, the Company's payment of the Deferred Cash;

C. WHEREAS, the Company agrees to release Seller from certain potential claims under the Purchase Agreement; and

D. WHEREAS, the Company agrees to partially release Executive from the constraints of the non-compete clause contained in the Employment Agreement.

     NOW THEREFORE, in consideration of the foregoing, the Employment Agreement and Purchase Agreement are amended as follows:

                               TERMS OF AGREEMENT

1. Section 2 of the Employment Agreement is hereby amended to reflect that the "Period of Employment" shall end as of the Separation Date.

2.     Section  5(b)  of the Employment Agreement is amended to read as follows:

          (1) Executive agrees that during the Period of Employment, and for two years following the end of such Period of Employment if the termination of employment results from (i) Executive's discharge by the Company for Cause; (ii) Executive's written notice to the Company of his decision not to extend the Period of Employment on any Renewal Date as provided in Section 1 hereof, or (iii) Executive's decision to terminate this Agreement other than "for good reason" within the meaning of Section 4(d) hereof, he will not become a stockholder, director, officer, employee or agent of or consultant to any corporation (other than an Affiliate), or member of or consultant to any partnership or other entity, or engage in any business as a sole proprietor or act as a consultant to any such entity, or otherwise engage, directly or indirectly, in any enterprise, in each case which uses the name "Diamond Key" or a variant thereof and/or which is in the business of production homebuilding within ninety (90) miles of any location in which the Company, Saxton or any Affiliate does business or in which Executive has knowledge that the Company, Saxton or any Affiliate has committed (financially or otherwise) to conduct business, including but not limited to greater Phoenix and Tucson, Arizona areas;

          (2) Notwithstanding the restrictions set forth in Section 5(b)(1) above, Executive may for himself or others conduct business as a land banker and develop and finance land for other production homebuilders anywhere, with the exception of the project known as Gladden Farms, located in Tucson, Arizona, in which Executive may not conduct business as a land banker and develop and finance Gladden Farms without the express written approval of the Company and Saxton;

          (3) Competition, as used in this Section 5(b) shall not include the ownership (solely as an investor and without any other participation in or contact with the management of the business) of less than two percent (2%) of the outstanding shares of stock of any corporation engaged in any such business, which shares are regularly traded on a national securities exchange or in an over-the-counter market.

          (4) Executive agrees that for two (2) years following the Separation Date, neither Executive nor any person or enterprise controlled by Executive will solicit for employment any person employed by the Company, Saxton or any other Affiliate at, or at any time within three
          (3) months prior to, the time of the solicitation, without the prior written approval of Saxton.

          (5) If Executive materially breaches the foregoing covenant not to compete and/or non-solicitation, the Company shall be entitled to liquidated damages of $1,000,000. Executive and the Company agree that actual damages for breach of this provision would be substantial but difficult to calculate and that such amount represents a reasonable estimate thereof.

3.     Section  5(c)  of  the  Employment  Agreement is deleted in its entirety.

4. Pursuant to Section 2.6(b)(ii) of the Purchase Agreement, Buyer and Seller hereby agree that the remainder of the Deferred Cash is equal to the sum of Seven Hundred Thousand Dollars ($700,000.00) and shall be paid as follows:

                    January  3,  2000      $100,000.00
                    February  3,  2000     $125,000.00
                    March  3,  2000        $150,000.00
                    April  3,  2000        $175,000.00
                    May  3,  2000          $150,000.00  +  all  accrued interest

     The foregoing terms for payment of the Deferred Cash shall be memorialized in a promissory note the form and content of which shall be substantially similar to Exhibit A (the "Note"), hereto.


5. Buyer and the Company hereby (i) release Seller and Clark from any and all liability arising from or related to any of the items identified under Sections I, II and IV in the outline dated November 29,1999 attached hereto and
(ii) agree that neither Buyer nor the Company shall be entitled to offset any Losses pursuant to Article 8 of the Purchase Agreement against amounts due to Seller and/or Clark in connection with the Note.

6. Except as expressly amended hereby, the Employment Agreement and Purchase Agreement shall remain in full force and effect.


       IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement and Purchase Agreement as of this 6th day of December, 1999.


DIAMOND  KEY  HOMES,  INC.,                DIAMOND  KEY  CONSTRUCTION, LLC,
An  Arizona  corporation,                  An Arizona limited liability company,

                                           By: SAXTON  INCORPORATED,
By:  -------------------------------           a Nevada  corporation, managing
     James  C.  Saxton,  CEO                   member

                                           By:
                                              -------------------------------
                                              James  C.  Saxton,  President
-------------------------------
LARISON  P.  CLARK
                                           SAXTON  INCORPORATED,
                                           a  Nevada  corporation

-------------------------------            By:-------------------------------
LISA  CLARK                                   James  C.  Saxton,  President

                                    EXHIBIT A
                                    ---------
                                 PROMISSORY NOTE

$700,000.00  U.S.                                            Las  Vegas,  Nevada
                                                             December  6,  1999

FOR VALUE RECEIVED, SAXTON INCORPORATED, a Nevada corporation ("Maker"), promises to pay to LARISON P. CLARK and LISA B. CLARK, husband and wife, or order (collectively "Holder"), the principal sum of SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00), together with interest thereon from the date hereof at the rate of twelve percent (12%) per annum. This Note is given to evidence the remaining balance of the "Deferred Cash" due Holder under Section 2.6(b)(ii) of that certain Stock and Membership Interest Purchase Agreement dated as of October 7, 1998 between Holder, Maker, Diamond Key Homes, Inc. and Diamond Key Construction LLC.

PAYMENTS. Commencing on January 3, 2000 and continuing on the third (3rd) day of
--------
the next calendar month, Maker shall make monthly payments to the Holder in the following amounts:

     January  3,  2000     $100,000.00
     February  3,  2000    $125,000.00
     March  3,  2000       $150,000.00
     April  3,  2000       $175,000.00
     May  3,  2000         $150,000.00

All remaining unpaid interest accrued thereon shall be due and payable in full on May 3, 2000. Payments shall be made in lawful monies of the United States of America and delivered to Holder at 3013 E. Ocotillo Road, Phoenix, Arizona 85016, or such other address as Holder may give Maker in writing from time to time. All payments shall be made pursuant to the attached procedures. All payments shall be applied first to any late charges accruing hereunder, then to accrued interest and finally to the principal balance hereof.

PREPAYMENT.  Maker  may prepay this Note in part or in full at any time, without
----------
premium  or  penalty.

DEFAULT.  Time  is  of  the  essence  hereof. If Maker fails to pay any sums due
-------
hereunder within five (5) days after the same are due, the entire unpaid amount of this Promissory Note shall immediately become due and payable. There shall be added to said delinquent sums a late charge equal to five percent (5%) of the amount due. In addition, all delinquent sums hereunder (whether principal, interest and/or late charges) shall bear interest from the date due until fully paid, at the rate of eighteen percent (18%) per annum, compounded monthly. Also, upon any non-payment or other default under this Note, provided said default is not cured within five (5) days of Maker's receipt of written notice of the same, all provisions and restrictions under Section 5 of the employment agreement dated as of November 13, 1998 by and between Diamond Key Homes, Inc. and Larison
P. Clark (the "Employment Agreement") or any related restrictions pursuant to the Employment Agreement shall terminate effective upon Maker's failure to cure as provided for herein.

ENFORCEMENT. Maker hereby waives presentment, protest and notice of dishonor. In
-----------
the event Maker fails to pay any sums due hereunder as and when the same are due and payable, Holder shall have the right, at its option and without limiting any other rights and remedies available to Holder, to declare the entire principal amount hereof and any interest and late charges accrued hereunder, to be immediately due and payable in full. In the event of any action to enforce the provisions of this Note or to collect any sums due hereunder, the prevailing party shall be entitled to recover its costs and reasonable attorneys therein.

MISCELLANEOUS.  This  Note  shall  be  binding upon Maker and its successors and
-------------
assigns. This Note shall be governed by and controlled in accordance with the laws of the State of Arizona without resort to conflict of law principals. Maker hereby submits to the jurisdiction of the Federal Court or the State Superior Court in Phoenix, Arizona, and hereby waives any right to assert the defense of inconvenient forum or venue in connection with any action therein commenced with respect to this Note. The terms and provisions of this Note may not be amended except by written instrument executed by Maker and Holder. If any provision hereof is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining provisions hereof.

MAKER:
-----

SAXTON INCORPORATED,
a Nevada corporation

By:
   -------------------------------
     James  C.  Saxton,  President

                            Diamond Key/ Larry Clark
                                 $700,000 Issues
                                    11/29/99

1.     Undisclosed  Liabilities

     At this point I agree with Dan's summary showing LC owing $77,379. This is subject to a final audit.

II.     Undisclosed  Assets/Income

     LC is trying to claim income from escrow income (escrow income not refunded to potential buyers who fell out) as well as income from a summary judgement amounting to $114,282. There is no provision in the agreement for undisclosed assets/ income. The summary judgement is expected to be settled for the full amount this week.

     DK has found another undisclosed asset for $48,000 on an overpayment to a sub. That check is being cut this week.

III.     Warranty  Reserve

     At this point I agree with Dan's summary showing SI/DK owing $40,547. This is subject to final audit.

IV.     Legal  Issues

     A. Post Office/ Val Vista- DK still has not collected on the shared development costs between these two groups. Status is uncertain as to collection. Estimated to be $125,000. Talked to Dan: he says a check for $114,000 from the Post Office will be here before 12/31/99. Val Vista has offered to settle at $70,000, DK has countered and Dan thinks they will end up at about $85,000. The total of $199,000 will exceed the book receivable.

     B. Sales Tax Audit- Unresolved, yet I think we all agree this is a dumb case. Dan Garret owes me a call back concerning the status.

     C. 3 Lots at Sonaran Vista- DH raised this issue this morning and I have not had a chance to research it. Dan says they have not had a loss on any lots or specs to-date. DK still has a few lots left however.


     D. Employment Litigation- 4 cases totaling $70,000. If anything is paid some of it will be ours, but some would be LC 's.

     E. Professional Fees Audit- Some of the fees paid to date may be LC's costs not ours. This audit has not yet been done.

     F. Strip Mining Buy-Back House- if this house pre dates our purchase of DK, it may be an adjustment item.